                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                  INNOVEDA, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                  NOT APPLICABLE
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 INNOVEDA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 2001

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Innoveda, Inc., a Delaware corporation (the "Company"), will be held on June 15, 2001, at 10:00 a.m., local time, at the Company's executive offices, 293 Boston Post Road West, Marlboro, Massachusetts (the "Meeting") for the purposes of considering and voting on the following matters:

    1. To elect two Class I Directors for the ensuing three years and until their successors are duly elected and qualified;

    2. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

    The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

    The Board of Directors has fixed the close of business on April 23, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment or adjournments thereof. The stock transfer books of the Company remain open.

    A copy of the Company's Annual Report for the fiscal year ended
December 30, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

    All stockholders are cordially invited to attend the Meeting.

                                        By Order of the Board of Directors,

                                        [LOGO]

                                        Peter T. Johnson, SECRETARY

Marlboro, Massachusetts
May 4, 2001

    THE BOARD OF DIRECTORS HOPES YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

                                 INNOVEDA, INC.
                           293 BOSTON POST ROAD WEST
                         MARLBORO, MASSACHUSETTS 01752

                                PROXY STATEMENT

     FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, JUNE 15, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies of the Board of Directors (the "Board of Directors" or the "Board") of Innoveda, Inc., a Delaware corporation, (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, June 15, 2001 at 10:00 a.m., local time, at the Company's executive offices, 293 Boston Post Road West, Marlboro, Massachusetts and at any adjournment or adjournments thereof (the "Meeting"). All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the Notice of Meeting accompanying this Proxy Statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

    On April 23, 2001, the record date for determination of stockholders entitled to vote at the Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 39,312,502 shares of common stock, $0.01 par value per share, of the Company ("Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

    THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000 ARE FIRST BEING SENT OR GIVEN TO STOCKHOLDERS ON OR ABOUT MAY 4, 2001. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT EXCLUDING EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO INNOVEDA, INC., 293 BOSTON POST ROAD WEST, MARLBORO, MASSACHUSETTS 01752, ATTENTION: PETER T. JOHNSON. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of December 30, 2000 with respect to the beneficial ownership of the Common Stock by (i) each person or entity known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer as of December 30, 2000, (iv) the Company's other four most highly compensated executive officers who were serving as executive officers of the Company as of December 30, 2000 and (v) all directors and executive officers of the Company, as a group.

                                                                NUMBER OF SHARES
                                                              BENEFICIALLY OWNED(1)   PERCENT OF TOTAL
                                                              ---------------------   ----------------
Keith B. Geeslin(2) ........................................        9,524,500               24.40%
  C/o The Sprout Group
  3000 Sand Hill Road
  Building 3, Suite 170
  Menlo Park, CA 94025
The Sprout Group(3) ........................................        9,509,916               24.37%
  3000 Sand Hill Road
  Building 3, Suite 170
  Menlo Park, CA 94025
Wells Fargo & Company(4) ...................................        8,967,714               22.98%
  420 Montgomery Street
  San Francisco, CA 94104
Kyoden Company(5) ..........................................        4,741,491               12.15%
  30-13 Motoyoyogi
  Shibuya-Ku
  Tokyo, Japan
Hiroshi Hashimoto(6) .......................................        4,746,700               12.16%
  Kyoden Company Limited
  30-13 Motoyoyogi
  Shibuya -- Ku
  Tokyo, Japan
Synopsys, Inc(7) ...........................................        2,694,514                6.90%
  700 East Middlefield Road
  Mountain View, CA 93404
William J. Herman...........................................          889,590                2.28%
William V. Botts(8).........................................           83,958                   *
Lorne J. Cooper(9)..........................................           14,584                   *
Steven P. Erwin(10).........................................           46,458                   *
Peter T. Johnson............................................          142,648                   *
Gary L. Kiaski(11)..........................................          180,839                   *
Richard G. Lucier...........................................          679,280                1.74%
Guy Moshe(12)...............................................          208,432                   *
All directors and executive officers as a group (12 persons)       16,743,042               42.33%
  (13)......................................................

------------------------

*   Less than 1%.

(1) Unless otherwise noted, reflects beneficial ownership as of December 30, 2000. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person that are currently exercisable (or convertible) or exercisable (or convertible) within 60 days after December 30, 2000. As of December 30, 2000, the Company had 39,026,252 shares of Common Stock outstanding.

(2) Includes 14,584 shares issuable upon the exercise of stock options held by Mr. Geeslin that are exercisable within the 60-day period following December 30, 2000. Also includes 9,509,916 shares beneficially owned by The Sprout Group, as more fully described in note (3) below. Mr. Geeslin is a Divisional Managing Director of DLJ Capital Corporation and a Managing General Partner of the Sprout Group, which is a division of DLJ Capital Corporation. Mr. Geeslin disclaims beneficial ownership of all shares owned by The Sprout Group.

(3) Consists of 771,715 shares owned by DLJ ESC II, L.P., 6,440,804 shares owned by Sprout Capital VIII, L.P., 1,755,195 shares owned by Sprout Growth II, L.P., 29,273 shares owned by Sprout CEO Fund, L.P., 126,481 shares owned by DLJ Capital Corp., and 386,448 shares owned by Sprout Venture Capital, L.P. The 771,715 shares owned by DLJ ESC II. L.P., 6,440,804 shares owned by Sprout Capital VIII, L.P. and 1,755,195 shares owned by Sprout Growth II, L.P., are subject to a Voting Trust Agreement, dated as of November 18, 1999, by and among DLJ ESC II, L.P., Sprout Capital VIII, L.P., Sprout Growth II, L.P., Sprout CEO Fund, L.P., DLJ Capital Corp., Sprout Venture Capital, L.P., Donaldson, Lufkin & Jenrette, Inc. and Wells Fargo Bank Indiana, N.A. (f/k/a Norwest Bank Indiana, N.A.), as trustee. Pursuant to the Voting Trust Agreement, Wells Fargo Bank Indiana, N.A. has the power to vote the 8,967,714 shares in its sole discretion, subject to certain limitations on who it may communicate or consult with regarding the voting of the shares subject to the Voting Trust Agreement. The Voting Trust Agreement terminates on the earliest of (1) November 18, 2009, (2) the transfer of all the shares subject to the Voting Trust Agreement in accordance with the Voting Trust Agreement, (3) the effective date of a liquidation or dissolution of Innoveda and (4) the written election of Donaldson, Lufkin & Jenrette, Inc. or the holders of at least 50% of the shares subject to the Voting Trust Agreement. Wells Fargo Bank Indiana, N.A. is a subsidiary of Wells Fargo & Company and its address is P.O. Box 960, Fort Wayne, Indiana 46801.

(4) On February 14, 2001, Wells Fargo & Company and Wells Fargo Bank Indiana, N.A. filed a Schedule 13G and on March 29, 2001 filed Amendment No. 1 to the
    Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership and sole voting power and no investment power with respect to 8,967,714 shares of Common Stock. Such information is reported herein in reliance upon such filing. See note (3) above.

(5) Includes 5,209 shares issuable upon the exercise of stock options held by Mr. Hashimoto that are exercisable within the 60-day period following December 30, 2000. Includes 4,741,491 shares owned by Kyoden Holding Company, a wholly owned subsidiary of Kyoden Company Limited. Mr. Hashimoto is President, Chairman, a director and 58% shareholder of Kyoden Company Limited and is President of Kyoden Holding Company. Mr. Hashimoto disclaims beneficial ownership of all shares owned by Kyoden Holding Company.

(6) Consists of 4,741,491 shares owned by Kyoden Holding Company, a wholly owned subsidiary of Kyoden Company Limited.

(7) On March 31, 2000, Synopsys, Inc. filed a Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of 2,694,514 shares of Common Stock. Such information is reported herein in reliance upon such filing.

(8) Includes 61,458 shares issuable upon the exercise of stock options held by Mr. Botts that are exercisable within the 60-day period following
    December 30, 2000.

(9) Consists of 14,584 shares issuable upon the exercise of stock options held by Mr. Cooper that are exercisable within the 60-day period following December 30, 2000.

(10) Includes 41,458 shares issuable upon the exercise of stock options held by Mr. Erwin that are exercisable within the 60-day period following
    December 30, 2000.

(11) Consists of 180,839 shares issuable upon the exercise of stock options held by Mr. Kiaski that are exercisable within the 60-day period following December 30, 2000.

(12) Consists of 208,432 shares issuable upon the exercise of stock options held by Mr. Moshe that are exercisable within the 60-day period following December 30, 2000.

(13) Includes 526,564 shares issuable upon the exercise of stock options held by such officers and directors that are exercisable within the 60-day period following December 30, 2000.

VOTES REQUIRED

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

    The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on a matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of two Class I directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The persons named in the enclosed proxy will vote to elect, as Class I directors, Lorne J. Cooper and Steven P. Erwin, the director nominees named below, unless the proxy is marked otherwise. Mr. Cooper and Mr. Erwin are currently directors of the Company.

    Mr. Cooper, Mr. Geeslin and Mr. Herman were elected to the Board of Directors pursuant to the terms of the agreement under which the Company acquired Viewlogic Systems, Inc., a Delaware corporation ("Viewlogic"), in
March 2000. Mr. Cooper, Mr. Geeslin and Mr. Herman were directors of Viewlogic prior to its acquisition by the Company. Also pursuant to the terms of that agreement, Mr. Botts and Mr. Erwin remained directors of the Company.
Mr. Herman was re-elected to the Board of Directors by the Company's stockholders at the Company's 2000 Annual Meeting of Stockholders.
Mr. Hashimoto was elected to the Board of Directors pursuant to the terms of the agreement under which the Company acquired PADS Software, Inc., a Delaware corporation ("PADS"), in September 2000. Mr. Hashimoto was a director of PADS prior to its acquisition by the Company.

    The Class I directors will be elected to hold office until the 2004 annual meeting of stockholders and until their successors are duly elected and qualified. Mr. Cooper and Mr. Erwin have indicated their willingness to serve, if elected; however, if Mr. Cooper or Mr. Erwin should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee or nominees. The Board of Directors has no reason to believe that either
Mr. Cooper or Mr. Erwin will be unable to serve if elected.

    For each member of the Board of Directors, including the nominees for election as the Class I directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, the nominees for Class I directors and the executive officers of the Company.

                         NOMINEES FOR CLASS I DIRECTOR

    LORNE J. COOPER, 44, has served as a director of the Company since
March 2000. From December 1999 to March 2000, Mr. Cooper was a director of Viewlogic, an electronic design automation company. From 1994 to June 2000, Mr. Cooper served as the President of Sente, Inc., a software company that develops and markets tools for electronic design automation. Since June 2000, Mr. Cooper has served as the Vice Chairman and a director of Sequence Design, a software company. Since February 2001, Mr. Cooper has also served as the President of NuSphere Corporation, which develops software for building database-driven web sites.

    STEVEN P. ERWIN, 57, has served as a director of the Company since
May 1997. Mr. Erwin has served as Executive Vice President and Chief Financial Officer of Health Net, Inc. (formerly Foundation Health Systems, Inc.), a managed health care company, since March 1998. From 1994 to July 1997, Mr. Erwin was Executive Vice President and Chief Financial Officer of U.S. Bancorp, Portland, Oregon.

    THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF LORNE J. COOPER AND STEVEN P. ERWIN AS CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR MR. COOPER AND MR. ERWIN AS DIRECTORS.

            CLASS II DIRECTORS (TERMS EXPIRE AT 2002 ANNUAL MEETING)

    WILLIAM V. BOTTS, 65, has served as a director of the Company since
May 1997. Since March 2000, Mr. Botts has served as an independent management consultant. Mr. Botts served as Interim Chief Executive Officer and Chairman of the Board of the Company from July 1999 to March 2000. From August 1997 to
July 1999, Mr. Botts was the Interim Chief Executive Officer of California Lifestyles, Inc., a footwear company. From March 1996 to March 1997, Mr. Botts served as Chief Executive Officer of Hard Candy, Inc., a cosmetics company. From 1993 to March 1996, Mr. Botts was the owner and President of WV Associates, a consulting firm for business combinations, acquisitions, business turnarounds and strategic planning.

    KEITH B. GEESLIN, 48, has served as a director of the Company since
March 2000. Mr. Geeslin was a director of Viewlogic from October 1998 to March 2000. Since 1984, Mr. Geeslin has served in various capacities, most recently as Managing General Partner, of The Sprout Group, a venture capital firm. In addition, Mr. Geeslin is a general or limited partner in a series of investment funds associated with The Sprout Group, a division of DLJ Capital Corporation, which is a wholly owned subsidiary of Credit Suisse First Boston
(USA), Inc. Mr. Geeslin is also a director of GlobeSpan, Inc., Paradyne Networks, Inc. and Rhythms NetConnections, Inc.

           CLASS III DIRECTORS (TERMS EXPIRE AT 2003 ANNUAL MEETING)

    WILLIAM J. HERMAN, 41, has served as the Company's President and Chief Executive Officer and a director since March 2000. From October 1998 to
March 2000, Mr. Herman served as President and Chief Executive Officer and a director of Viewlogic, an electronic design automation company. From
December 1997 to September 1998, Mr. Herman served as President of the Viewlogic Systems Group of Synopsys, Inc., an electronic design automation company. From 1995 to November 1997, Mr. Herman served in various senior management capacities, most recently as President and Chief Executive Officer, at Viewlogic Systems, Inc., an electronic design automation company distinct from Viewlogic, which Mr. Herman co-founded in 1984.

    HIROSHI HASHIMOTO, 49, has served as a director of the Company since September 2000. From 1992 to September 2000, Mr. Hashimoto was a director of PADS Software, Inc., an electronic design automation company that was acquired by the Company in September 2000. Since 1983, Mr. Hashimoto has served as the President and Chairman of Kyoden Company, Ltd., a manufacturer of printed circuit boards. Mr. Hashimoto is also a director of Kyoden
Company, Ltd. and Sotec Company, Ltd.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    During 2000, the Board of Directors met six times and took action by unanimous written consent thirteen times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served while serving as a director of the Company, except that Mr. Hashimoto, who became a director in September 2000, did not attend the two meetings of the Board of Directors held in 2000 while he was a director.

    The Board of Directors has an Audit Committee, which is responsible for
(i) recommending engagement of the Company's independent accountants,
(ii) approving the services performed by such accountants, (iii) consulting with such accountants regarding the scope, method and results of the audit of the Company's books and accounts, (iv) recommending and implementing any desired changes to the Company's audit policies, practices and procedures,
(v) reviewing the Company's financial control procedures and personnel and
(vi) reviewing and evaluating the Company's accounting principles and its systems and internal accounting controls. The Audit Committee held ten meetings during 2000. Currently, the Audit Committee consists of Messrs. Botts and Erwin. For the period January 2000 to March 2000, the Audit Committee consisted of
Mr. Erwin and Barbara Karmel, a former director of the Company.

    The Board of Directors has a Compensation Committee which is responsible for
(i) determining the compensation policies applicable to the executive officers of the Company, (ii) determining the compensation and benefits for the Company's executive officers and (iii) exercising all rights of the Board of Directors under the Company's stock option and stock purchase plans. The Compensation Committee held four meetings during 2000. Currently, the Compensation Committee consists of Messrs. Geeslin and Erwin. For the period January 2000 to March 2000, the Compensation Committee consisted of Mr. Erwin and Amihai Ben-David, a former director of the Company.

    DIRECTOR COMPENSATION

    All non-employee directors currently receive compensation for their services as directors of the Company as follows: (i) an annual cash retainer of $7,500 and (ii) $1,000 for each day of each meeting of the Board or any committee thereof. In addition, Messrs. Botts, Cooper, Erwin and Geeslin were each granted a stock option in April 2000 to purchase 50,000 shares of Common Stock at an exercise price of $4.85 per share. Mr. Hashimoto was granted an option in September 2000 to purchase 50,000 shares of Common Stock at a purchase price of $3.69 per share. Each new non-employee director will be granted a stock option to purchase 50,000 shares of Common Stock upon first being elected to the Board of Directors. All of these options vest in equal monthly installments over the 48-month period succeeding the date of grant. If a director is involuntarily removed from the Board following a change in control of the Company, the unvested portion of these options immediately becomes fully vested. Directors are also reimbursed for all reasonable travel expenses related to attending Board and committee meetings.

    From January 2000 to March 2000, all non-employee directors received $20,000 per year and $1,000 per meeting (excluding committee meetings) as compensation for their services as members of the Board of Directors. Members were also reimbursed for all travel and related expenses incurred in connection with attending Board and committee meetings. In addition, non-employee directors were eligible to receive option grants under the Company's 1996 Director Option Plan. No options were granted under the 1996 Director Option Plan in 2000.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION

    The following table sets forth certain information concerning the compensation of (i) the Company's Chief Executive Officer as of December 30, 2000, (ii) the Company's former Chief Executive Officer who was not serving in such capacity as of December 30, 2000 and (iii) the Company's other four most highly compensated executive officers who were serving as executive officers of the Company as of December 30, 2000 (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                               ANNUAL COMPENSATION(2)                            LONG-TERM AWARDS
                                   -----------------------------------------------   ----------------------------------------
NAME AND PRINCIPAL                                                 OTHER ANNUAL      RESTRICTED STOCK   SECURITIES UNDERLYING
POSITION(3)               YEAR     SALARY($)(4)   BONUS($)(5)   COMPENSATION(6)($)     AWARDS($)(7)          OPTIONS(8)
------------------      --------   ------------   -----------   ------------------   ----------------   ---------------------
William J. Herman.....    2000        263,212       235,783            6,000            1,658,611              860,046
  Chairman of the         1999        228,212        69,800            6,000
  Board, President and    1998        220,000       238,309            6,000
  Chief Executive
  Officer

William V.                2000         22,500            --           19,500(11)                                50,000
  Botts(10)...........    1999        112,500        60,000           20,000(11)                                30,000
  Former President and    1998             --            --           25,000(11)                                10,000
  Chief Executive
  Officer

Richard G. Lucier.....    2000        239,693       167,856            6,000            1,290,000              679,280
  Executive Vice          1999        219,692        71,611            6,000
  President and Chief     1998        215,000       221,450            6,000
  Operating Officer

Guy Moshe.............    2000        220,143        91,255           16,871                                     2,962
  Senior Vice             1999        180,000            --           12,804                                   256,681
  President and           1998        170,000        30,000           12,804                                     1,755
  General
  Manager-Israel

Peter T. Johnson......    2000        203,519        97,738               --              275,100              142,648
  Vice President,         1999        188,519        43,383               --
  Business Development    1998         92,832        51,475            2,258
  and Chief Legal
  Officer

Gary Kiaski...........    2000        270,733        28,260            6,000                                   180,839
  Vice President,         1999        262,600        16,542            6,000
  Worldwide Sales         1998        233,090        25,859            6,000

                         LONG-TERM AWARDS
                        ------------------
NAME AND PRINCIPAL          ALL OTHER
POSITION(3)             COMPENSATION($)(9)
------------------      ------------------
William J. Herman.....          1,500
  Chairman of the               1,500
  Board, President and          5,028
  Chief Executive
  Officer
William V.                         --
  Botts(10)...........             --
  Former President and             --
  Chief Executive
  Officer
Richard G. Lucier.....          1,500
  Executive Vice                1,500
  President and Chief           4,829
  Operating Officer
Guy Moshe.............             --
  Senior Vice                      --
  President and                    --
  General
  Manager-Israel
Peter T. Johnson......          1,500
  Vice President,               1,500
  Business Development        438,820(12)
  and Chief Legal
  Officer
Gary Kiaski...........          1,500
  Vice President,               1,500
  Worldwide Sales               4,686

------------------------

 (1) In March 2000, Viewlogic merged (the "Merger") with and into a wholly owned subsidiary of the Company, with Viewlogic surviving the merger and each outstanding share of capital stock of Viewlogic being converted into
     0.67928 of a share of Common Stock (the "Exchange Ratio"). See "Certain Relationships and Related Transactions". Upon the effective time of the Merger, Mr. Herman, Mr. Lucier, Mr. Johnson and Mr. Kiaski joined the Company as executive officers. With respect to Mr. Herman, Mr. Lucier,
     Mr. Johnson and Mr. Kiaski, (i) all compensation data for the periods prior to March 2000 reflects compensation paid to each in his capacity as an executive officer of Viewlogic and (ii) stock-based compensation paid to each during that period is adjusted to reflect the Exchange Ratio.

 (2) In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table above does not include (i) medical, group life or other benefits which are available to all of the Company's salaried employees, and (ii) perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the Named Executive Officers.

 (3) Unless otherwise noted, lists the principal position with the Company as of December 30, 2000.

 (4) Amounts shown include cash and noncash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

 (5) Consists of annual incentive bonuses.

 (6) Unless otherwise noted, consists of car allowance.

 (7) All shares of restricted stock were issued upon the exercise of stock options. On November 23, 1998, Mr. Herman was granted options to purchase 860,046 shares of Common Stock, Mr. Lucier was granted options to purchase 679,280 shares of Common Stock, Mr. Johnson was granted options to purchase 142,648 shares of Common Stock and Mr. Kiaski was granted options to purchase 180,839 shares of Common Stock. All of these options were exercisable in full immediately upon grant, but the shares issuable upon exercise are restricted shares, subject to a repurchase right of the Company if the executive officer ceases to be an employee, officer or director of, or a consultant to, the Company. The shares issuable upon exercise of the options vest from this repurchase right over time. Twenty-five percent of the shares for Mr. Herman, Mr. Lucier, and Mr. Kiaski vested as of October 2, 1999. Twenty-five percent of the shares for Mr. Johnson vested as of October 19, 1999. The remaining 75% vest in equal increments over the succeeding 36 months. If, within 24 months after a change of control of Innoveda, the executive officer ceases to be an employee, officer or director of, or a consultant to, the Company as a result of termination without cause by the Company or for good reason by the executive, 100% of the original number of shares subject to the executive's options vest. Each holder of restricted stock is entitled to the same dividends with respect to his restricted stock as are paid to holders of unrestricted shares of Innoveda common stock. Mr. Herman and Mr. Johnson exercised their options in full on August 11, 1999. Mr. Lucier exercised his options in full on August 12, 1999. As of those dates, all shares of stock issued upon exercise were restricted stock. All amounts set forth under the heading "Restricted Stock Awards" represent the aggregate dollar value of all shares of restricted stock issued to the executive officer based upon the fair market value of the restricted stock on the date of the issuance minus the aggregate exercise price of the stock options. On December 29, 2000, the last trading day in fiscal 2000, the closing per share sale price of the Common Stock was $2.06. Mr. Herman held 860,046 shares of restricted stock with a vested value of $1,067,895, Mr. Lucier held 679,280 shares of restricted stock with a vested value of $843,488 and Mr. Johnson held 142,648 shares of restricted stock with a vested value of $173,706. Mr. Botts, Mr. Moshe and Mr. Kiaski held no shares of restricted stock on December 29, 2000.

 (8) Represents the grant of options to purchase shares of Common Stock.

 (9) Unless otherwise noted, consists of matching contributions by the Company to the Company's 401(k) plan.

 (10) Mr. Botts served as an executive officer of the Company from July 1999 to March 2000.

 (11) Consists of fees paid to Mr. Botts for his services as a non-employee director of the Company.

 (12) Consists of $436,274 in severance payments and $2,546 of matching contributions by the Company to the Company's 401(k) plan.

    OPTION GRANTS, EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended December 30, 2000. The Company granted no stock appreciation rights during the year ended December 30, 2001.

                                                                                                  POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                                    ------------------------------                   ANNUAL RATES OF
                                    NUMBER OF        PERCENT OF                                        STOCK PRICE
                                    SECURITIES      TOTAL OPTIONS                                   APPRECIATION FOR
                                    UNDERLYING       GRANTED TO                                      OPTION TERM(1)
                                     OPTIONS        EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ---------------------
                                    GRANTED(2)         2000(3)       ($/SHARE)(4)       DATE        5%($)      10%($)
                                    ----------      -------------   --------------   ----------   ---------   ---------
William J. Herman.................        --               --               --              --          --          --
William V. Botts..................    50,000(5)         1.332%          4.8438         4/13/10     152,312     385,988
Richard G. Lucier.................        --               --               --              --          --          --
Guy Moshe.........................     2,962(6)         0.079%          3.9375          9/5/10       7,335      18,588
Peter T. Johnson..................        --               --               --              --          --          --
Gary Kiaski.......................        --               --               --              --          --          --

------------------------

1. As required by the rules of the Securities and Exchange Commission, amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the prescribed assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

2.  Represents the grant of options to purchase shares of Common Stock.

3. Based on a total of 3,754,069 shares subject to options granted by the Company to its employees and consultants during fiscal 2000.

4. Equals the per share fair market value of the underlying shares of Common Stock on the date of grant.

5. This option was granted to Mr. Botts in his capacity as a non-employee director of the Company. See "Director Compensation". This option vests in equal monthly installments over the 48-month period succeeding the date of grant. If Mr. Botts is involuntarily removed from the Board following a change in control of the Company, the unvested portion of this option immediately becomes fully vested.

6.  This option was fully vested on the date of grant.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE

    The following table sets forth certain information concerning the value of unexercised stock options held by each of the Named Executive Officers as of December 30, 2000. No Named Executive Officer exercised an option to purchase Common Stock during fiscal 2000.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT YEAR END             YEAR END($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
William J. Herman..............................          0              0              0              0
William V. Botts...............................     59,375         40,625              0              0
Richard G. Lucier..............................          0              0              0              0
Guy Moshe......................................    190,913        118,876              0              0
Peter T. Johnson...............................          0              0              0              0
Gary Kiaski....................................     97,954         82,885        154,033        130,337

------------------------

(1) Represents the aggregate fair market value of the underlying shares of Common Stock on December 29, 2000, the last trading day of fiscal 2000 ($2.06 per share), minus the aggregate exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    The Compensation Committee is responsible for (i) determining the compensation policies applicable to the executive officers of the Company,
(ii) determining the compensation and benefits for the Company's executive officers and (iii) exercising all rights of the Board of Directors under the Company's stock option and stock purchase plans. The Compensation Committee is currently comprised of two directors who are not employees of the Company. Each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"). This report addresses the Company's compensation policies for 2000 and how they affected the Company's current and former Chief Executive Officers and the Company's other executive officers, including the Named Executive Officers.

COMPENSATION PHILOSOPHY AND POLICY

    The policy of the Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Compensation Committee are to:

    - attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of the Company;

    - align the compensation of executive officers with the Company's business objectives and performance; and

    - align incentives for executive officers with the interests of stockholders.

ELEMENTS OF COMPENSATION

    The principal components of compensation for the Company's executive officers are cash components, in the form of salary and variable pay, and non-cash compensation in the form of equity compensation.

    CASH COMPENSATION

    Cash compensation consists of (i) base salary which is determined in the discretion of the Compensation Committee after considering the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry and (ii) cash bonuses up to an established percentage of base salary, subject to meeting all or a portion of targeted objectives.

    EQUITY COMPENSATION

    Ownership of Common Stock is a key element of executive compensation. Executive officers and other employees of the Company are eligible to participate in the Company's 2000 Stock Incentive Plan and the Company's 2000 Employee Stock Purchase Plan. The 2000 Stock Incentive Plan permits the Board of Directors or the Compensation Committee to grant stock options to employees on such terms as the Board of Directors or the Compensation Committee may determine. The 2000 Stock Incentive Plan also permits the Board of Directors or the Compensation Committee to grant restricted stock to employees. The 2000 Employee Stock Purchase Plan permits employees to acquire Common Stock through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

    In determining the size of a stock option grant to a new executive officer, the Compensation Committee takes into account equity participation by comparable executives within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the executive's continuing service to the Company.

    The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees, including executive officers. In fiscal 2000, the Company contributed to the 401(k) Plan by partially matching the employees' contribution at a one-to-two and a half ratio; provided, however, that the Company's matching contribution for any employee cannot exceed $1,500.

    2000 EXECUTIVE COMPENSATION AND COMPENSATION OF THE CURRENT AND FORMER CHIEF
     EXECUTIVE OFFICERS

    Executive compensation for fiscal 2000 included base salary, cash bonuses based upon achievement of corporate goals and individual performance goals, retention bonuses and severance payments. Executive officers, like other employees, were eligible to participate in the 2000 Employee Stock Purchase Plan. William J. Herman, who served as the Company's President and Chief Executive Officer on December 30, 2000 received $263,212 as a base salary and $235,783 in the form of a bonus. Mr. Herman's base salary was determined based on his twenty years experience in the EDA industry, the level of responsibility required to implement the Company's strategy and competitive compensation data. Mr. Herman's bonus was based on the achievement of the Company's sales, revenue and operating income targets and sixteen other specific objectives. William V. Botts, who served as the Company's Chief Executive Officer from January 2000 until March 2000, received $22,500 as a base salary and $19,500 as compensation for serving as a director of the Company. Mr. Herman was not granted any stock options during fiscal 2000. Mr. Botts was granted an option to purchase 50,000 shares of Common Stock at $4.85 per share under the Company's director compensation program.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the Company's chief executive officer and four other most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. The Compensation Committee periodically reviews the potential consequences of
Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the executive officer's performance. In any event, there can be no assurance that compensation attributable to stock options and other awards granted under the Company's stock plans will be exempt from
Section 162(m).

                                        STEVEN P. ERWIN AND KEITH B. GEESLIN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Currently, the Compensation Committee of the Board of Directors consists of Mr. Erwin and Mr. Geeslin. Pursuant to the agreement under which the Company acquired Viewlogic in March 2000, the 14,000,000 shares of capital stock of Viewlogic which may be deemed to be beneficially held by Mr. Geeslin was automatically converted into 9,509,916 shares of Common Stock on March 23, 2000. From January to March 2000, the Compensation Committee consisted of Mr. Erwin and Amihai Ben-David, a former director of the Company. No executive officer of the Company served during fiscal 2000 as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Board or Directors or the Compensation Committee of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On September 22, 2000, pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of June 2, 2000 (the "PADS Acquisition Agreement") by and among the Company, Innovative Software, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Innovative Sub"), PADS
Software, Inc., a Delaware corporation ("PADS"), and Kyoden Company Limited, a Japanese corporation and the majority stockholder of PADS, Innovative Sub merged with and into PADS with PADS surviving as a wholly owned subsidiary of the Company (the "PADS Acquisition"). In connection with the PADS Acquisition, the shares of capital stock of PADS issued and outstanding immediately prior to the effective time of the PADS Acquisition (the "PADS Acquisition Time") were automatically converted into the right to receive approximately 1.9 shares of Common Stock and $0.579 in cash. Pursuant to the PADS Acquisition Agreement, at the PADS Acquisition Time, the 2,500,000 outstanding shares of PADS's capital stock beneficially held by both Hiroshi Hashimoto, a director of the Company, and Kyoden Company Limited, an entity known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, were automatically converted into 4,741,491 shares of Common Stock.

    On July 28, 2000, the Company entered into an agreement with Synopsys, Inc., a Delaware Corporation, ("Synopsys") in which Synopsys agreed to acquire the Company's VirSim electronic design software tool and certain related assets for a purchase price of $7.0 million. The sale was completed on August 2, 2000. The terms of this transaction were the result of arm's-length negotiations among the parties thereto. Those terms were approved by the Board of Directors. VirSim is used as a debugging and analysis environment with hardware description language simulators, including the Synopsys VCS Verilog simulator. Previously, Synopsys licensed VirSim from the Company for resale. The Company has retained rights to the product source code and plans to integrate the functionality of VirSim with its suite of verification tools.

    The Company entered into a two-year employment agreement with Mr. Moshe in May 2000, pursuant to which he receives an annual base salary of 1,050,500 New Israeli Shekels (or approximately $250,000 U.S. Dollars, based on the exchange rate on March 23, 2001), an annual bonus of up to 50% of his base salary, and all standard benefits afforded other executives of the Company. In the event
Mr. Moshe is terminated other than for cause, he is entitled to severance payments in accordance with Israeli law plus severance equal to his then monthly base salary, plus benefits, for a period of nine months. In addition, if Mr. Moshe is terminated other than for cause, the unvested portion of the stock option covering 100,000 shares of Common Stock granted to Mr. Moshe on February 25, 1999 shall become fully exercisable. If, within 12 months after a change of control of the Company, Mr. Moshe ceases to be an employee of the Company as a result of termination without cause by the Company or for good reason by Mr. Moshe, he is entitled to severance payments in accordance with Israeli law plus severance equal to his then monthly base salary, plus benefits, for a period of nine months, and the unvested portion of the stock option covering 150,000 shares of Common Stock granted to Mr. Moshe in September, 1999 shall become fully exercisable. Also, Mr. Moshe is prohibited from competing with the Company for one year from termination of his employment and from recruiting the Company's employees for two years from termination of his employment.

    The Company entered into an employment agreement with Richard Davenport, the former President and Chief Operating Officer of the Company, on February 25, 1999 which was amended on October 24, 1999, pursuant to which he received an annual base salary of $225,000, an annual bonus of up to 25% of his base salary, and all standard benefits afforded other executives of the Company. In addition, Mr. Davenport was entitled to an allowance for car expenses of $750 per month. Mr. Davenport also received a retention bonus in the amount of $150,000 on January 1, 2000. Mr. Davenport resigned from his position as President and Chief Operating Officer effective as of February 29, 2000. Upon his resignation from the Company, Mr. Davenport became entitled to payments of $18,750 per month, plus benefits, for twelve months.

    The Company entered into a four-year employment agreement with Eric Benhayoun, the Company's Vice President of Sales for Europe, in April 1999 pursuant to which he receives an annual base salary of 1,040,853 French Francs (or approximately $150,000 U.S. Dollars, based on the exchange rate on January 2, 2001), commissions based on sales generated, and all standard benefits afforded other executives of the Company. In the event Mr. Benhayoun is terminated other than for cause, he is entitled to severance equal to his then monthly base salary, plus benefits, for a period of twelve months. In addition, the unvested portion of the stock option covering 75,000 shares of Common Stock granted to Mr. Benhayoun on February 25, 1999 shall become fully exercisable upon termination of Mr. Benhayoun without cause or upon a sale of more than 75% of the assets of the Company or if more than 50% of the outstanding shares of the Company have been acquired by another company.

    The Company entered into an employment agreement with Alan Koob, the former Chief Financial Officer and Secretary of the Company, on July 30, 1999, pursuant to which he received an annual base salary of $160,000 and all standard benefits afforded other executives of the Company. In addition, Mr. Koob was entitled to an allowance for car expenses of $750 per month. Mr. Koob also received a retention bonus in the amount of $100,000 on January 2, 2000. Mr. Koob resigned from his position as Vice President, Finance, Chief Financial Officer and Secretary of the Company effective January 31, 2000. Upon termination of his employment, Mr. Koob became entitled to payments of $13,333.33 per month, plus benefits, for twelve months.

    On March 23, 2000, pursuant to that certain Agreement and Plan of Reorganization dated as of September 16, 2000 (the "Reorganization Agreement") by and among the Company, Hood Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Viewlogic, Merger Sub merged with and into Viewlogic with Viewlogic surviving as a wholly owned subsidiary of the Company (the "Merger"). In connection with the Merger, the shares of capital stock of Viewlogic issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") were automatically converted into the right to receive (i) shares of Common Stock based upon an exchange ratio of 0.67928 of a share of Common Stock for each share of Viewlogic's capital stock (the "Exchange Ratio"), plus (ii) cash in lieu of any fractional shares of Common Stock, based on the then-fair market value of the Common Stock. As a result of the above-described conversion of Viewlogic's then-outstanding capital stock, the former holders of Viewlogic's capital stock held approximately 51% of the shares of Common Stock at the Effective Time. The ownership interest held by the former holders of Viewlogic's capital stock constituted a change of control of the Company from the holders of the Common Stock prior to the Effective Time.

    Pursuant to the Reorganization Agreement, at the Effective Time the outstanding shares of Viewlogic's capital stock held beneficially by the following executive officers and directors of the Company and persons and entities know to the Company to beneficially own more than 5% of the outstanding shares of Common Stock were automatically converted into shares of Common Stock as set forth in the table below:

                                          NUMBER OF SHARES OF VIEWLOGIC'S       NUMBER OF SHARES OF COMMON
                                          CAPITAL STOCK HELD BENEFICIALLY     STOCK INTO WHICH SUCH SHARES OF
                                         IMMEDIATELY PRIOR TO THE EFFECTIVE   VIEWLOGIC'S CAPITAL STOCK WERE
EXECUTIVE OFFICER                                       TIME                  CONVERTED AT THE EFFECTIVE TIME
-----------------                        ----------------------------------   -------------------------------
William J. Herman......................               1,266,115                            860,046
Paula J. Cassidy.......................                  66,556                             45,210
Keith B. Geeslin.......................              14,000,000                          9,509,916
Peter T. Johnson.......................                 210,000                            142,648
Richard G. Lucier......................               1,000,000                            679,280
Kevin P. O'Brien.......................                 266,223                            180,839
The Sprout Group.......................              14,000,000                          9,509,916
Synopsys, Inc..........................               3,966,722                          2,694,514

    All of the above shares held by Mr. Herman, Ms. Cassidy, Mr. Johnson,
Mr. Lucier and Mr. O'Brien are restricted stock, subject to a repurchase right of the Company if the executive officer ceases to be an employee, officer or director of, or a consultant to, the Company. These shares vest from the repurchase right over time. Twenty-five percent of all of these shares vested from the repurchase right in October 1999. The remaining 75% vest in equal monthly increments over the succeeding 36 months. If, within 24 months after a change of control of the Company, the executive officer ceases to be an employee, officer or director of, or a consultant to, the Company as a result of termination without cause by the Company or for good reason by the executive, 100% of the shares become vested shares. The Merger did not constitute a change of control for purposes of the vesting of the restricted stock. In connection with the Merger, the Company became the holder of a promissory note made by each of the individuals listed above in connection with the purchase of their restricted shares. The notes bear no interest and are secured by a pledge of the restricted shares. In the event of default under the promissory note, if the value of the restricted shares is not sufficient to insure full payment of the promissory note, the maximum liability of each individual is limited to the lesser of one-half of the original principal amount of their promissory note and the then current balance under the promissory note. Throughout fiscal 2000, the principal balance of each promissory note was; $417,818 for Mr. Herman; $21,964 for Ms. Cassidy; $330,000 for Mr. Lucier; $69,300 for Mr. Johnson and $87,854 for Mr. O'Brien.

    In addition, at the Effective Time, all options to purchase Viewlogic's capital stock then outstanding under Viewlogic's stock plans were assumed by the Company with appropriate adjustments, based upon the Exchange Ratio, to both the exercise price thereof and the number of shares for which such options are exercisable. Consequently, at the Effective Time, the outstanding option held by Gary L. Kiaski to purchase up to 266,223 shares of Viewlogic's capital stock at a per share purchase price of $0.33 was converted into an option to purchase up to 180,839 shares of the Company's Common Stock at a per share purchase price of $0.49 on the same terms and conditions set forth in Mr. Kiaski's stock option agreement with Viewlogic. Twenty-five percent of the shares subject to this stock option vested in October 1999. The remaining 75% vest in equal monthly increments over the succeeding 36 months. Mr. Kiaski has the right to exercise this option prior to the time it vests. Upon such early exercise, if any, Mr. Kiaski will receive shares of restricted stock, which are subject to the same vesting schedule as the original option. In the event Mr. Kiaski's employment is terminated prior to October 2, 2002, the vesting of this stock option will accelerate in full, if he is terminated without cause or resigns his employment for good reason in connection with, or within 24 months subsequent to, a change of control. The Merger did not constitute a change of control for purposes of this stock option.

    In connection with the Merger, the Company also assumed the employment agreements of Mr. Herman and Mr. Lucier. Under the terms of Mr. Herman's employment agreement, Mr. Herman's employment will continue until October 2, 2001 unless Mr. Herman resigns or the Company terminates his employment. Mr. Herman receives a base salary of $315,000 annually and standard benefits afforded other employees of the Company. If the Company terminates Mr. Herman's employment without cause, he will continue to receive his benefits and base salary for a period of nine months. This agreement includes post-termination restrictions for a period of one year which restrict Mr. Herman from competing with the Company and which prohibit him from soliciting the Company's employees and customers during that period.
Mr. Herman's compensation is subject to adjustment but his base salary may not be decreased.

    Mr. Lucier's employment agreement provides that Mr. Lucier's employment will continue until October 2, 2001 unless Mr. Lucier resigns or the Company terminates his employment. Mr. Lucier receives a base salary of $270,000 annually and standard benefits afforded other employees of the Company. If the Company terminates Mr. Lucier's employment without cause, he will continue to receive his benefits and base salary for a period of nine months. This agreement includes post-termination restrictions for a period of one year which restrict Mr. Lucier from competing with Viewlogic and which prohibit him from soliciting the Company's employees and customers during that period. Mr. Lucier's compensation is subject to adjustment but his base salary may not be decreased.

    Kyoden Company Limited owns 50% of PADS Japan. Mr. Hashimoto, a director of the Company, is the President, Chairman and 58% shareholder of Kyoden Company Limited. PADS Japan distributes certain products of the Company in Japan. The Company has no ownership interest in PADS Japan. During fiscal 2000, Innoveda's sales to PADS Japan were $1,062,887, which represents a discount of fifty percent from the list price of the products purchased.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative return of (i) the Nasdaq Stock Market--U.S. Index and (ii) the Dow Jones Software Index. The graph assumes the investment of $100 on October 18, 1996, the date on which the Common Stock was first publicly traded, in the Common Stock, the Nasdaq Stock Market--U.S. Index and the Dow Jones Software Index and assumes dividends are reinvested. Measurement points are the last trading days for the fiscal years ended December 31, 1996, 1997, 1998, 1999 and 2000. No dividends have been declared or paid on the Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            10/18/96   1996    1997    1998    1999    2000
Innoveda, Inc.                   100   86.32   87.37   78.42   29.47   17.36
Nasdaq Stock Market (U.S.)       100  104.24  137.07  230.85  444.38  241.54
Dow Jones Software               100  103.75  127.12  179.25  332.27  200.28

                                                         INITIAL INVESTMENT CUMULATIVE DATA RETURN
                                                                      FOR FISCAL YEAR
                                                    ----------------------------------------------------
                                                    10/18/96     1996       1997       1998       1999       2000
                                                    --------   --------   --------   --------   --------   --------
Company/Market Index
Innoveda, Inc.....................................  $100.00     $86.32     $87.37     $78.42     $29.47     $17.36
Nasdaq Stock Market (U.S.)........................   100.00     104.24     137.07     230.85     444.38     241.54
Dow Jones Software................................   100.00     103.75     127.12     179.25     332.27     200.28

INDEPENDENT AUDITORS

    Deloitte & Touche, LLP ("Deloitte & Touche") serve as the Company's independent public accountants and audited the Company's consolidated financial statements for fiscal 2000. The Board of Directors, at the recommendation of the Audit Committee, has elected to continue to retain Deloitte & Touche as the Company's independent auditors for the current fiscal year. Deloitte & Touche is expected to have a representative available at the Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he desires to do so.

    As of the Company's acquisition of Viewlogic on March 23, 2001, the former holders of Viewlogic's capital stock held approximately 51% of the shares of Common Stock. As the former stockholders of Viewlogic held a controlling interest in the Company, for accounting purposes, the acquisition was a "reverse acquisition", and Viewlogic was the "accounting acquirer". Therefore, Viewlogic's accounts are being recorded at historical cost, and the assets and liabilities of the Company are being recorded at their estimated fair value as of the closing date of the acquisition. Due to this accounting treatment of the acquisition, management of the Company, together with the Audit Committee, evaluated whether PricewaterhouseCoopers LLP ("PwC"), then the Company's independent auditors, or Deloitte & Touche, Viewlogic's independent auditors prior to the acquisition, should be engaged as the Company's independent auditors for the fiscal year ending December 30, 2000. On June 23, 2000, the Company dismissed PwC as its independent auditors and engaged Deloitte & Touche to audit its financial statements as of and for the fiscal year ending
December 30, 2000. The decision to change auditors was recommended by the Audit Committee and approved by the Board of Directors.

    During the fiscal years ended December 31, 1998 and 1999 and through June 23, 2000, there was not any disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC would have caused PwC to make reference to the subject matter of the disagreement in connection with any report issued by PwC. The reports of PwC on the Company's financial statements as of and for the years ended December 31, 1998 and 1999, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During the fiscal years ended December 31, 1998 and 1999 and through June 23, 2000, Innoveda (formerly Summit Design, Inc.) did not consult with Deloitte & Touche regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Innoveda's financial statements, and either a written report was provided to Innoveda or oral advice was provided that Innoveda believes Deloitte & Touche concluded was an important factor considered by Innoveda in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Company's Board of Directors is composed of two members and acts under a written charter first adopted and approved in May 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee held ten meetings during the fiscal year ended December 30, 2000.

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 30, 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the

Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

    - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

    - changes in the Company's accounting practices, principles, controls or methodologies;

    - significant developments or changes in accounting rules applicable to the Company; and

    - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

    Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

    The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte &Touche LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    - methods to account for significant unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audited related services to the Company is compatible with maintaining such auditors' independence.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

    By the Audit Committee of the Board of Directors of Innoveda, Inc.

                                        WILLIAM V. BOTTS AND STEVEN P. ERWIN

INDEPENDENT AUDITORS' FEES AND OTHER MATTERS

    AUDIT FEES

    Deloitte & Touche billed the Company an aggregate of $114,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 30, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Deloitte & Touche billed the Company an aggregate of $60,086 in fees for professional services rendered to the Company and its affiliates for the fiscal year ended December 30, 2000 in connection with the design and implementation of financial information systems and the operation of information systems.

    ALL OTHER FEES

    Deloitte & Touche billed the Company an aggregate of $351,746 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 30, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based on a review of the copies of
Section 16(a) reports furnished to the Company or written representations from certain Reporting Persons that no Form 5 filing was required for such person, during fiscal 2000 all of the Company's Reporting Persons complied with the applicable Section 16(a) filing requirements, except that (a) Mr. Herman filed a Form 4 reporting his purchase of 28,875 shares of Common Stock eight days late and (b) DLJ Capital Corporation filed a Form 3 five days late.

STOCKHOLDER PROPOSALS FOR THE MEETING AND 2002 ANNUAL MEETING

    Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act for consideration at the Meeting must have been received by the Company on or before April 25, 2001, in order to be considered timely for purposes of Rule 14a-3 under the Exchange Act. The persons designated in the Company's proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which the Company does not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for its 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal executive offices of the Company no later than January 4, 2002.

                                 OTHER MATTERS

    The Board of Directors knows of no business, which will be presented for consideration at the Meeting, other than that described above. However, if any other business should come before the

Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

    The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will reimburse such persons for their reasonable expenses in connection with any such solicitations. In addition, the Company may retain a proxy solicitation firm for assistance in connection with the Meeting at an expected cost of no more than $15,000, plus reasonable expenses. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with the distribution.

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                        BY THE ORDER OF THE BOARD OF DIRECTORS,

                                        [LOGO]

                                        PETER T. JOHNSON, SECRETARY

May 4, 2001

                                   APPENDIX A
                                 INNOVEDA, INC.
                            AUDIT COMMITTEE CHARTER

I.  MEMBERSHIP

    A. NUMBER. The Audit Committee shall consist of at least two independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

    B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has no immediate family member who is employed by the Company or an affiliate of the Company (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       2. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

       3. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made, or from which the Company received, payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of:
           (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

       Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II.  RESPONSIBILITIES OF THE AUDIT COMMITTEE

    The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

H. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

I. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

J. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

K.  The Audit Committee shall meet privately at least once per year with:
    (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

ZINO7B                            DETACH HERE

                                 INNOVEDA, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      2001 Annual Meeting Of Stockholders

                                 June 15, 2001

The undersigned, revoking all prior proxies, hereby appoints William J. Herman and Peter T. Johnson, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the Annual Meeting of Stockholders of Innoveda, Inc. (the "Company") to be held on June 15, 2001 (the "Meeting") and at any adjournment or adjournments thereof as designated herein upon all matters referred to on the reverse side of this Proxy and as described in the Proxy Statement for the Meeting and, in their discretion, upon any other matters that may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.


        PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

-----------                                                        -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-----------                                                        -----------

ZINO7A                             DETACH HERE

       PLEASE MARK
  /X/  VOTES AS IN
       THIS EXAMPLE.

A VOTE FOR THE FOLLOWING PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS.

 1. To elect (01) Lorne J. Cooper and (02) Steven P. Erwin as Class I Directors to serve for the ensuing three years and until their successors are duly elected and qualified.

                        FOR               WITHHELD
                        / /                 / /


 / /  ______________________________________
     For all nominees except as noted above






MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     / /


Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorized person.

Signature: _______________________________  Date: _____________
Signature: _______________________________  Date: _____________